UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2005

ORBIMAGE HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50933	20-2759725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21700 Atlantic Boulevard
Dulles, VA 20166

(Address of Principal Executive Offices)
(703) 480-7500

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01 Material Definitive Agreements.

     On June 29, 2005, ORBIMAGE Holdings Inc. issued $250 million aggregate principal amount of Senior Secured Floating Rate Notes due 2012 (the “Notes”), pursuant to an Indenture with The Bank of New York, as Trustee, which is attached hereto as Exhibit 4.1. The Notes will bear interest at a rate per annum, reset semi-annually, equal to LIBOR plus a margin of 9.5%. ORBIMAGE Holdings has entered into an interest rate swap arrangement pursuant to which it has fixed its effective interest rate under the Notes at 13.75%. The Notes were offered by the initial purchasers solely to certain qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933. The offering of the Notes has not been registered under the Securities Act of 1933 and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The form of the Global Note registered in the name of The Bank of New York, as Trustee is attached hereto as Exhibit 4.2.

     In connection with this issuance, on June 29, 2005, ORBIMAGE Holdings entered into a Security Agreement with The Bank of New York, as Collateral Agent, pursuant to which ORBIMAGE Holdings granted a first priority lien on and security interest in substantially all of the assets of ORBIMAGE Holdings. The Security Agreement is attached hereto as Exhibit 4.3.

     In addition, on June 29, 2005, ORBIMAGE Holdings entered into a Registration Rights Agreement (the “RRA”) with Deutsche Bank Securities Inc. and Credit Suisse First Boston LLC, which is attached hereto as Exhibit 4.4. ORBIMAGE Holdings will file a registration statement within 180 days after the issuance date of the Notes, enabling holders to exchange the notes for publicly registered notes with substantially identical terms. ORBIMAGE Holdings will use its reasonable efforts to cause the registration statement to become effective within 240 days after the issuance of the Notes, and will its reasonable efforts to consummate an exchange offer within 270 days after the issuance of the Notes. In addition, in certain circumstances, the Issuers and the Guarantor may be required to file a shelf registration statement to cover resales of the Notes. The failure to comply with the obligations under this agreement will require ORBIMAGE Holdings to pay additional interest on the Notes under certain circumstances.

Item 8.01 Other Events.

     At the closing of the issuance of the Notes, a portion of the proceeds from the sale of the Notes were contributed to the capital of ORBIMAGE Inc. As a result, on June 30, 2005, ORBIMAGE Inc. had “Unrestricted Cash” as defined in the indenture governing its existing Senior Subordinated Notes due 2008 (the “Existing ORBIMAGE Notes”) in an amount sufficient to require ORBIMAGE Inc. to redeem the Existing ORBIMAGE Notes pursuant to the mandatory redemption provisions of that indenture. ORBIMAGE Inc. will be required to consummate the redemption not later than July 10, 2005.

* * *

     Except for any historical information, the matters we discuss in this Current Report on Form 8-K concerning our company contain forward-looking statements. Any statements in this Current Report on Form 8-K that are not statements of historical fact are intended to be, and are “forward-looking statements” under the safe harbor provided by Section 27(a) of the Securities Act. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans” and similar expressions are intended to identify forward-looking statements. The important factors discussed herein as well as factors identified in our filings with the SEC and those presented elsewhere by management from time to time, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit
Number	Title
4.1	Indenture, dated as of June 29, 2005, between ORBIMAGE Holdings Inc. and The Bank of New York, as Trustee.

4.2	Form of Senior Secured Floating Rate Note due 2012 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

4.3	Security Agreement, dated as of June 29, 2005, between ORBIMAGE Holdings Inc. and the Bank of New York, as Collateral Agent.

4.4	Registration Rights Agreement, dated as of June 29, 2005, among ORBIMAGE Holdings Inc., Deutsche Bank Securities Inc. and Credit Suisse First Boston LLC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2005	ORBIMAGE HOLDINGS INC.

	By:	/s/ William L. Warren

William L. Warren
Vice President, General Counsel & Secretary